Exhibit 99.1

News Release

General Inquiries: (877) 847-0008

www.constellationenergypartners.com

Investor Contact: Charles C. Ward

                                (877) 847-0009

Constellation Energy Partners: Former Sponsor,
an Exelon Subsidiary, Seeks to Recover Damages From the Company in a New Delaware Lawsuit

HOUSTON--(BUSINESS WIRE)--March 5, 2014--Constellation Energy Partners LLC (NYSE MKT: CEP) today announced that a subsidiary of Exelon Corporation (NYSE: EXC) has filed a complaint against CEP in the Court of Chancery of the State of Delaware (the “Exelon Litigation”).

The Exelon subsidiary, Constellation Energy Partners Holdings, LLC ("CEPH"), was an affiliate of Constellation Energy Group, Inc. (“CEG”) until CEG merged with Exelon in 2012.  Based on information provided in the complaint, CEPH has been a wholly owned subsidiary of Exelon since that merger.

CEG formed CEP in 2005 and took the company public in November 2006.  Following the initial public offering, CEG retained a significant interest in CEP through its ownership of multiple securities in CEP’s highly structured classes of equity, which include Class A and Class B units, management incentive interests (Class C), and Class D interests.  CEG also sponsored CEP by providing a Management Services Agreement ("MSA").  CEG’s sponsorship continued until August 2008, when CEG notified CEP of its decision to sell its upstream gas assets.  CEG terminated the MSA effective December 2009, six months after CEP was required to suspend cash distributions, thereby increasing CEP's cost structure.  After multiple inquiries to CEG by third-parties to become CEP's sponsor, CEG sold its interest in the Class A and Class B units to PostRock Corporation (NASDAQ: PSTR) in two separate transactions in 2010.  For unspecified reasons, CEG retained the Class C and Class D interests after the sale of its other interests to PostRock.

The Exelon Litigation relates to those retained Class D interests and seeks money damages and other declarations by the Court.

CEP believes that the allegations contained in the lawsuit are without merit and intends to vigorously defend itself against the claims raised in the complaint.  In conjunction with its defense in the Exelon Litigation, the company anticipates that it will incur legal and other costs that may have a material effect on available cash which could impact CEP’s ability to make distributions.

About Constellation Energy Partners LLC

Constellation Energy Partners LLC (“CEP”) is a limited liability company focused on the acquisition, development and production of oil and natural gas properties, as well as related midstream assets.  The company’s proved reserves are located in the Cherokee Basin in Oklahoma and Kansas, the Woodford Shale in the Arkoma Basin in Oklahoma, the Central Kansas Uplift in Kansas, and in Texas and Louisiana.

Additional information concerning CEP can be found on the company's Web site (http://www.constellationenergypartners.com).

Forward-Looking Statements

This news release contains statements that are considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  These forward-looking statements are largely based on the company’s expectations, which reflect estimates and assumptions made by the company’s management.  These estimates and assumptions reflect the company’s best judgment based on currently known market conditions and other factors.  Although the company believes such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond the company’s control.  In addition, management's assumptions about future events may prove to be inaccurate.  Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and the reader cannot be assured that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the "Risk Factors" section of each company’s SEC filings and elsewhere in those filings.  All forward-looking statements speak only as of the date of this news release.  The company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to the companies or persons acting on the company’s behalf.